UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016 (November 18, 2016)

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1305
Paoli, PA 19301
(808) 554-7456

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive

Offices)

343 Phoenixville Pike

Malvern PA 19355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 21, 2016, TetraLogic Pharmaceuticals Corporation (the “Company”) issued 12,222,220 shares of its convertible preferred stock series A, $0.0001 par value per share (the “Series A Preferred Stock”) to the holders of the Company’s 8% Convertible Senior Notes due 2019 (“Senior Notes”) at a conversion price of $0.18 per share in exchange for the cancellation of $2.2 million in aggregate principal amount of Senior Notes. The issuance of the Series A Preferred Stock has been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) and Regulation D of the Securities Act as transactions by an issuer not involving a public offering. The holders of the Senior Notes have represented that they are either an institutional buyer as defined in Rule 144A under the Securities Act, or an accredited investor as defined in Rule 501(a) of the Securities Act, that will acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03 Material Modifications of Rights of Security Holders.

On November 18, 2016, the Company filed a Certificate of Designation of Series A Convertible Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. Pursuant to the Certificate of Designation, the Company’s Board of Directors (the “Board”) designated a new series of the Company’s preferred stock, the Series A Convertible Participating Preferred Stock, par value $0.0001 per share. The Certificate of Designation authorized the Company to issue up to 12,222,225 shares of Series A Preferred Stock. The following description of the Certificate of Designation is a summary only, is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Dividends. Dividends on Series A Preferred Stock are cumulative and shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, semi-annually in arrears at the rate of 8% per annum on the sum of $0.18 as adjusted for any stock splits, stock dividends, or recapitalizations plus all unpaid accrued and accumulated dividends thereon. In addition, if the Company declares or pays a dividend or distribution on its common stock, the Company shall simultaneously declare and pay a dividend on the Series A Preferred Stock on a pro rata basis with the common stock, determined on an as-converted basis.

Liquidation. Upon (i) liquidation, dissolution or winding-up, whether voluntary or involuntary, (ii) a merger, consolidation, recapitalization or reorganization of the Company with or into another person (whether or not the Company is the surviving corporation), (iii) a sale, lease or  transfer or series of sales, leases or transfers of all or substantially all of the Company’s assets or (iv) a change of control or other direct or indirect transfer of the Company’s securities such that after such transfer a person or group of related persons (other than holders of Senior Notes and their respective affiliates) would own directly or indirectly 50% or more of the Company’s outstanding voting stock (collectively, a “Liquidation”), after taking into account the costs of Liquidation and after all payments on any remaining outstanding Senior Notes have been made in full but before any payment is made to the holders of capital stock which ranks junior to the Series A Preferred Stock (the “Junior Stock”) by reason of their ownership of such Junior Stock, the holders of Series A Preferred Stock will be entitled to receive out of the Company’s assets legally available for distribution an amount per share of Series A Preferred Stock equal to the sum of $0.18 per share (as adjusted for any stock splits, stock dividends, recapitalizations or similar transactions) plus any accrued and accumulated but unpaid dividends thereon.

Voting. Each holder of outstanding shares of Series A Preferred Stock will be entitled to vote with holders of outstanding shares of common stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration (whether at a meeting of stockholders of the Company, by written consent of stockholders in lieu of a meeting to the extent permitted by the Company’s bylaws, as may be amended and restated from time to time, or otherwise), except as provided by law or by the provisions in the Certificate of Designation.

Other Special Voting Rights. In addition, the Company will not be able to take any of the following actions without the consents of the holders of Series A Preferred Stock voting as a single class with one vote per share of Series A Preferred Stock:

(a)     create or authorize any additional classes or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company or any option or other derivative exercisable for such security),

(b)     (i) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the Liquidation of the Company, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Stock in respect of the distribution of assets on the Liquidation of the Company, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

(c)      increase or decrease the number of authorized shares of any series of preferred stock;

(d)     amend, alter, modify or repeal the Company’s organizational documents;

(e)      incur or issue any indebtedness or debt security other than trade account payables or other similar credit support incurred in the ordinary course of business in an amount less than $10,000 in a single transaction or series of related transactions;

(f)      redeem, purchase or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Company other than (i) with respect to the Series A Preferred Stock in accordance with the Certificate of Designation and (ii) as provided in section 5 of Certificate of Designation;

(g)      conduct any business other than (i) taking such specific actions necessary and appropriate or otherwise reasonably related to the exercise and enforcement of the Company’s or its subsidiaries’ rights arising under the Asset Purchase Agreement, dated as of November 2, 2016, by and among the Company, TetraLogic Research and Development Corporation (“TetraLogic R&D), and Medivir AB (the “APA”) and other contractual agreements and arrangements to which the Company or any of its subsidiaries is a party or is bound or any of their respective assets is subjected; or (ii) actions reasonably related to the furtherance and or implementation of the transactions contemplated by the APA;

(h)     increase or decrease the size of the Board;

(i)       declare bankruptcy, dissolve, liquidate or wind up the affairs of the Company or any subsidiary of the Company;

(j)      effect, or enter into any agreement to effect, a change of control except for the sale of certain assets of the Company and TetraLogic R&D to Medivir pursuant to APA;

(k)     acquire, or cause a subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another entity, or enter into any joint venture with any other entity;

(l)       sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any assets of the Company or any subsidiary of the Company, including the sale, transfer, license, lease, assignment or other disposition of the APA or any of the Company’s rights arising thereunder, but excluding the payment of trade payables in the ordinary course and other payments or dispositions under contractual agreements and arrangements to which the Company or any subsidiary of the Company is a party or is bound or any of their respective assets is subjected, including under the APA;

(m)    enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Company’s ability to perform its obligations under the Certificate of Designation, including the ability of the Company to pay dividends or make any redemption or other liquidation payment;

(n)     (i) list any of the Company’s securities on any exchange, or (ii) register any such securities under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder) (the “Exchange Act”).

Conversion. Each outstanding share of Series A Preferred Stock is convertible at the option of the holder thereof and without payment of additional consideration into fully paid and non-assessable shares of the common stock during the period commencing on the business day immediately following the later of the date upon which (i) the shares of common stock have been deregistered under the Exchange Act, and (ii) the Company receives a milestone or earn-out payment in accordance with the terms of the APA (or other payment in lieu thereof). Each share of Series A Preferred Stock is convertible in the number of shares determined by the conversion ratio provided in the Certificate of Designation. Currently, each share of Series A Preferred Stock is convertible into one share of common stock, subject to customary adjustments for stock splits, dividends and equity issuances.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 18, 2016, the Company amended its Sixth Amended and Restated Certificate of Incorporation with the filing of a Certificate of Designation with the Secretary of State of the State of Delaware, establishing the terms of the Company’s Series A Preferred Stock. A copy of the Certificate of Designation relating to the Series A Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Participating Preferred Stock, as filed with the Delaware Secretary of State on November 18, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2016	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary